EXHIBIT 99.1

EDG Capital, Inc. Announces Resumption of Clinical Trial of P32/MAA in Brain Cancer.

NEW YORK, February 13, 2001 - EDG Capital, Inc. (OTCBB: EDGN), a developer of nuclear pharmaceuticals for therapeutic use in the treatment of cancer, today announced that effective immediately it is resuming clinical trials of Colloidal
(32)P Phosphorus and Macroaggregated Albumin (P32/MAA) in the treatment of brain cancer. As announced earlier, the Food and Drug Administration (FDA) had asked for assurances that the P32 and MAA products meet a specific endotoxin purity requirement before enrollment of patients into the brain cancer study could continue. The supplier of these products has agreed to take the necessary steps that will enable the company to comply with the FDA requirements.

"We are very pleased to continue with enrollment of patients in our P32/MAA clinical study of brain cancer," said Jack Schwartzberg, Chief Executive Officer, President and Chairman of EDG Capital. "Accruing patients for both our brain tumor and pancreatic cancer programs will serve to bring us closer to our goal of commercializing our patented P32/MAA procedure."

About EDG Capital, Inc. Through its wholly-owned subsidiary, Isotope Solutions, Inc., EDG Capital is engaged in the research, development and testing of nuclear pharmaceuticals for therapeutic use in the treatment of the most lethal forms of cancer. Internationally renowned clinicians, who are under management contracts with Isotope Solutions Inc., conduct research for the company.

Legal Disclaimers: This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results of operations may differ materially from those projected or suggested in the forward-looking statements. The forward-looking statements contained herein represent EDG Capital, Inc.'s judgment as of the date of this release, and EDG Capital, Inc. cautions investors not to place undue reliance on such statements.

CONTACT:   EDG Capital, Inc., New York
           Shragie David Aranoff
           Vice President
           516/222-5154
           shragie@isotopesolutions.com

           or


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           Rubenstein Associates, Inc.
           Patricia Amerman
           Vice President
           212/843-8049
           pamerm@rubenstein.com


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